Emerald Holding, Inc. Third Quarter 2022 November 3, 2022 Exhibit 99.2

Notes Forward-Looking Statements This document contains certain forward-looking statements regarding Emerald Holding, Inc. (the “Company”), including, without limitation, the Company’s ability to continue staging live events and scale its business up to and beyond pre-COVID levels; the Company’s 2022 event revenue expectations; the Company’s 2022 and 2023 financial guidance expectations; and the Company’s ability to recover proceeds under its current event cancellation insurance policy and the timing and amount of any such insurance recoveries. These statements are based on management’s current expectations as well as estimates and assumptions prepared by management that, although they are believed to be reasonable, are inherently uncertain. These statements involve risks and uncertainties outside of the Company’s control that may cause actual results to differ materially. In particular, statements regarding the potential continuing impact of the pandemic outbreak of COVID-19 on the Company’s business and the expected return to organic growth; timing of receipt of proceeds relating to of the Company’s insurance litigation settlement and; projected recurring revenue from customer retention rates are each forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, or with respect to ongoing insurance recovery amounts.

Participants Hervé Sedky President and Chief Executive Officer David Doft Chief Financial Officer

Key 3Q 2022 Takeaways Event revenues are progressing toward, and in some cases exceeding, pre-pandemic levels, highlighting sustained demand for events; Emerald expects that almost one quarter of planned 2022 trade shows will exceed pre-pandemic revenues Trajectory of recovery on pace with forecast and supports outlook for $100+ million in EBITDA in 2023 Year-over-year Revenue comparison reflects impact of elevated trade show activity in Q3 of 2021 due to COVID-related shifts in timing of events from the first half of 2021 to Q3 2021 Events were back in their normal time slots in 2022, which means many events that staged in 3Q 2021, staged in the first half of this year Emerald continues to launch and acquire new products and services that are complementary to core business to better support customers year-round – including the recent acquisitions of Advertising Week and Bulletin Continue to generate positive free cash flow, supported by low-CAPEX requirements and working capital dynamics of events business where cash is collected in advance of an events staging

Revolutionizing the Trade Show Model Integrating technology and first party data to create a next-generation B2B platform Connections (85% of YTD 2022 revenues(1)) – Collection of leading B2B trade shows and conferences that bring together industry-specific communities Emerald’s Core Services 140+ Events | 1.9MM Active Customers | 15MM Website Visitors Content – B2B websites and publications that provide industry specific business news and information across 19 sectors Commerce – SaaS software enabling B2B buying and selling which averages over $1 billion per month of wholesale gross transaction volume (1) Through September 30, 2022. Includes revenues from Trade Shows and Other Events.

Enduring Value of Trade Shows (1) Source: CEIR, Omnichannel Marketing Insights Report 1 (https://www.tsnn.com/news/ceir-launches-optimistic-first-report-omnichannel-marketing-insights-series). (2) Source: Gartner, What Marketing Budgets Look Like in 2022 (https://www.gartner.com/en/articles/what-marketing-budgets-look-like-in-2022). (3) Source: PwC, Global Entertainment & Media Outlook 2022-2026 (https://www.marketingcharts.com/industries/business-to-business-226291). In-person trade shows and events continue to be an integral part of businesses’ marketing budgets, and among the highest ROI. 40% of businesses say B2B exhibitions provide the highest value for their marketing objectives(1) 18% Of Chief Marketing Officers cite customer acquisition, retention and engagement as their #1 priority in 2022, up from 10% in 2021(2) 17.6% 2021-2026 CAGR projected for B2B trade show market size(3) Generate leads and sales Introduce new products Build brands Strengthen relationships Educate the market Service customers Fulfill procurement needs Source new suppliers Reconnect with existing suppliers Identify trends Learn about new products / services Network with industry peers Value to Exhibitors Value to Attendees

Three Pillars of Value Creation Emerald’s focus is on maximizing value of operations and expanding offerings Daily content and insights across 19 industries Scaled B2B Marketplace Increased Cadence of Online and Hybrid Events Emerald Xcelerator Targeted Accretive M&A 365-Day Engagement Holistic Consolidated Customer Database 3-year Brand Operating Plans Across Portfolio Value-Based Pricing Structure Customer Centricity Portfolio Optimization Improved customer retention Higher revenue per customer Focused investment in evolving brands New revenue streams Powerful first party data Improved cross sell efforts New event and content launches in growth categories Platform acquisitions in new growth categories Tuck-in acquisitions in existing strategic categories

Acquisitions and New Event Launches Driving Portfolio Optimization Strategic expansion into high growth industries and categories Community platform for creating relationships across the mental health ecosystem Fosters connections between mental health innovators and corporate leaders seeking solutions for their organizations and employees Select New Event Launches New event launches expected to contribute 1-2 percentage points of organic revenue growth per year Educational platform that bridges business and Web3 innovation Connects C-suite financial and technology executives with blue chip Web3 companies providing decentralized solutions Launching in 2023 Launching in October 2022 Food services event co-located with International Pizza Expo 176 exhibiting companies + 4,600 attendees Launched March 2022 8 Social 3rd Party Direct & Retail Digital Recent Acquisitions Over Prior 18 Months Leading B2B media company in the cannabis industry with portfolio of media brands + widely attended annual expo B2B e-commerce SaaS platform Premier global B2B event and thought leadership platform with a global presence Leading product database and integrator service provider for commercial AV Leading national trade show focused on educational spaces and equipment Subscription-based photography business education and e-learning service + conference Wholesale online marketplace platform to be combined with Emerald’s iconic NY NOW brand Launching in November 2022 Media and events platform connecting researchers, entrepreneurs, investors, policymakers and healthcare professionals to responsibly grow the business of psychedelics

Year-to-Date 2022 Key Highlights 74 Trade Shows 282,000 Attendees 13,300 Exhibiting Companies Transaction closed June 2022 Premier global B2B event and thought leadership platform with a global presence Select 3Q 2022 Trade Shows Introduced new Emerald Xcelerator division in 2022 dedicated to launching dynamic brands that curate year-round communities through face-to-face and digital experiences Transaction closed July 2022 Leading wholesale marketplace connecting over 3,000 independent brands with over 26,000 retailers

10 Year-to-Date 2022 Financial Highlights and Current Liquidity Position Adj. EBITDA(1) Free Cash Flow(2) Net Income (Loss) Diluted Income (Loss) Per Share ($ in Millions) ($ in Millions) (1) See slide 14 of this presentation for a reconciliation of Net Income (Loss) to Adjusted EBITDA. (2) Excludes certain one-time items. See slide 15 of this presentation for a reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow. Earnings Results (YTD 9/30/2022) Revenues of $232.3 million Diluted earnings per share of $0.40 Net income of $108.4 million Adjusted EBITDA of $214.5 million(1) Free cash flow of $191.2 million(2) Free cash flow in 2021 reflects a working capital benefit from reopening of events and an insurance benefit in 2022 Highlights and Developments (YTD 9/30/2022) Company received $149.3 million from insurance litigation settlement bringing total proceeds from 2020 and 2021 cancelled and impacted events to $372.9 million Hosted 74 in-person trade shows Events accounted for 85% of revenues Acquired Advertising Week global event platform in June 2022 Acquired Bulletin online marketplace in July 2022 Balance Sheet (as of 9/30/2022) $366.1 million of cash and cash equivalents Full capacity available on $110 million revolving credit facility Repurchased 2.8 million shares of common stock in 2022 year-to-date Emerald experienced year over year growth across all categories as recovery momentum continues ($ in Millions) $214.5 ($23.9) Dotted lines include insurance proceeds $32.1 Dotted lines include insurance proceeds $191.2 ex insurance $20.2 $13.3 ex insurance ex insurance

On average, revenue per event is progressing toward normalized levels 74 trade shows staged YTD through 9/30/2022, compared to 42 for the same period of 2021. Qualified attendees and exhibiting companies trending toward pre-COVID levels Several 2022 events have exceeded pre-COVID revenues 2021 marked a return to positive free cash flow 11 COVID Recovery Driving Significant Re-Acceleration of Business Revenue ($ in Millions) YTD 2020 YTD 2021 Adjusted EBITDA ex-Insurance(2) ($ in Millions) (1) Free Cash Flow guidance excludes one-time items. See slide 15 of this presentation for a reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow. (2) See slide 14 of this presentation for a reconciliation of Net Income (Loss) to Adjusted EBITDA. YTD 2022 $300.0 (Full-Year Guidance) $50.0 (Full-Year Guidance) Guidance (All Excluding Event Cancellation Insurance Proceeds) FY 2022 Revenue to exceed $300 million FY 2022 Adjusted EBITDA to exceed $50 million FY 2022 Free Cash Flow to be $60 to $70 million(1) FY 2023 Preliminary Expectations Adjusted EBITDA to exceed $100 million

Common Shares Outstanding 67.6M     Preferred Shares   Liquidation Preference per Share as of Sept 30, 2022 $6.55 Initial Conversion Price / 3.52 Common Shares per Converted Preferred Share = 1.86 shares Convertible Preferred Shares Outstanding × 71.4M Additional Common Shares from Preferred Conversion = 132.9M     Total Shares (as-converted basis) 200.5M Conservative Balance Sheet and Strong Liquidity: Capital Structure As of September 30, 2022 Convertible Preferred Shares Issued $400M of Convertible Preferred Stock in 2020 during COVID business disruption Shares have an accumulated accreting return of 7% per annum on liquidation preference paid in-kind Emerald can force conversion of preferred shares after June 29, 2023, if common stock price exceeds $6.16 for 20 consecutive trading days (1) Debt includes term loan outstanding balance plus current portion, unamortized discount of $1.0 million and unamortized deferred financing fees of $1.3 million. (2) Consolidated trailing twelve month EBITDA as of September 30, 2022 as defined in Amended and Restated Senior Secured Credit Facilities. Debt(1) $515.3 Cash and Cash Equivalents $366.1 Net Debt $149.2 Trailing Twelve Month EBITDA(2) $72.0 Net Debt / EBITDA 2.1x

Appendix

Adjusted EBITDA

EMERALD

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
		(dollars in millions) (unaudited)		
Net income (loss)	$ 93.0	$ (9.0)	$ 108.4	$ (70.8)
Add (deduct):				
Interest expense, net	6.0	3.9	14.4	11.9
Provision for income taxes	28.2	(2.0)	30.3	0.6
Goodwill impairment charge(1)	—	—	6.3	—
Intangible asset impairment charge(2)	—	—	1.6	—
Depreciation and amortization	14.7	12.2	43.0	36.1
Stock-based compensation	1.3	2.4	5.0	8.2
Deferred revenue adjustment	0.2	0.3	0.6	1.4
Other items(3)	6.3	1.6	4.9	5.6
Scheduling adjustments	—	(0.8)	—	0.6
Adjusted EBITDA	$ 149.7	$ 8.6	$ 214.5	(6.4)
Deduct:				
Event cancellation insurance proceeds	151.0	1.1	182.8	17.5
Adjusted EBITDA excluding event cancellation insurance proceeds	$ (1.3)	$ 7.5	$ 31.7	$ (23.9)

(1) For the nine months ended September 30, 2022 represents non-cash charges of $6.3 million for goodwill in connection with the Company's interim testing of goodwill for impairment resulting from the change in operating segments and reporting units that occurred in the first quarter of 2022.

(2) Intangible asset impairment charges for the nine months ended September 30, 2022 represent non-cash charges of $1.6 million for certain indefinite-lived intangible assets in connection with the Company's interim testing of intangibles for impairment.

(3) Other items for the three months ended September 30, 2022 included: (i) $3.7 million in gains related to the remeasurement of contingent consideration; (ii) $0.6 million in transaction costs, primarily in connection with the Advertising Week and Bulletin acquisitions; (iii) $1.6 million in non-recurring legal, audit and consulting fees; (iv) $0.8 million in transition expenses and (v) $7.0 million in insurance settlement related expenses. Other items for the three months ended September 30, 2021 included: (i) $1.1 million in expense related to the remeasurement of contingent consideration; (ii) $0.4 million in non-recuring legal, audit and consulting fees and (iii) $0.1 million in transition costs in connection with previous acquisitions. Other items for the nine months ended September 30, 2022 included: (i) $9.5 million in gains related to the remeasurement of contingent consideration; (ii) $3.4 million in transaction costs, primarily in connection with the MJBiz, Advertising Week and Bulletin acquisitions; (iii) $2.0 million in non-recurring legal, audit and consulting fees; (iv) $1.9 million in transition expenses and (v) $7.0 million in insurance settlement related expenses. Other items for the nine months ended September 30, 2021 included: (i) $2.6 million in expense related to the remeasurement of contingent consideration; (ii) $2.2 million in non-recurring legal, audit and consulting fees; (iii) $0.4 million in transition costs in connection with previous acquisitions and (iv) $0.4 million in transaction costs in connection with PlumRiver LLC, EDspaces and Sue Bryce Education acquisitions.

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Free Cash Flow

EMERALD

UNAUDITED RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
	(dollars in millions) (unaudited)			
Net Cash Provided by Operating Activities	$ 153.5	$ 9.6	$ 198.7	$ 36.3
Less:				
Capital expenditures	2.6	1.9	7.5	4.2
Free Cash Flow [1]	$ 150.9	$ 7.7	$ 191.2	$ 32.1

(1) Includes Other items. Other items for the three months ended September 30, 2022 included: (i) $3.7 million in gains related to the remeasurement of contingent consideration; (ii) $0.6 million in transaction costs, primarily in connection with the Advertising Week and Bulletin acquisitions; (iii) $1.6 million in non-recurring legal, audit and consulting fees; (iv) $0.8 million in transition expenses and (v) $7.0 million in insurance settlement related expenses. Other items for the three months ended September 30, 2021 included: (i) $1.1 million in expense related to the remeasurement of contingent consideration; (ii) $0.4 million in non-recurring legal, audit and consulting fees and (iii) $0.1 million in transition costs in connection with previous acquisitions. Other items for the nine months ended September 30, 2022 included: (i) $9.5 million in gains related to the remeasurement of contingent consideration; (ii) $3.4 million in transaction costs, primarily in connection with the MJBiz, Advertising Week and Bulletin acquisitions; (iii) $2.0 million in non-recurring legal, audit and consulting fees; (iv) $1.9 million in transition expenses and (v) $7.0 million in insurance settlement related expenses. Other items for the nine months ended September 30, 2021 included: (i) $2.6 million in expense related to the remeasurement of contingent consideration; (ii) $2.2 million in non-recurring legal, audit and consulting fees; (iii) $0.4 million in transition costs in connection with previous acquisitions and (iv) $0.4 million in transaction costs in connection with PlumRiver LLC, EDspaces and Sue Bryce Education acquisitions.

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